UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 17, 2007

Accredited Home Lenders Holding Co.

(Exact name of Registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15253 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

15090 Avenue of Science, San Diego, CA 92128

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of a company-wide restructuring announced on August 22, 2007, John S. Buchanan, Chief Financial Officer of Accredited Home Lenders Holding Co. (the “Company”), will be resigning from the Company effective August 31, 2007. Mr. Buchanan was a direct report to the Company officer who is the “principal financial officer” and the “principal/chief accounting officer” of the Company for purposes of filings with the Securities and Exchange Commission, and such officer remains with the Company.

Section 8 - Other Events

Item 8.01 - Other Events.

On August 21, 2007, the Company issued a press release captioned “Accredited Trades $1 Billion of Loans with Right to Repurchase”. The full text of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 8.01 by reference.

On August 22, 2007, the Company issued a press release captioned “Accredited Announces Strategic Restructuring”. The full text of the Company’s press release is attached hereto as Exhibit 99.2 and is hereby incorporated into this Item 8.01 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits:

(d)	Exhibits:

99.1	Press Release by Accredited Home Lenders Holding Co., dated August 21, 2007

99.2	Press Release by Accredited Home Lenders Holding Co., dated August 22, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.
Date: August 23, 2007
	By:	/s/ David E. Hertzel
David E. Hertzel
General Counsel

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Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press release by Accredited Home Lenders Holding Co., dated August 21, 2007

Exhibit 99.2	Press release by Accredited Home Lenders Holding Co., dated August 22, 2007

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